UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

945 Concord Street, Suite 1217

Framingham, MA 01701

(Address of principal executive offices) (Zip Code)

(888) 355-4440

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PULM	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On March 26, 2026, Pulmatrix, Inc., a Delaware corporation (“Pulmatrix” or the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among Pulmatrix, PUOS Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Pulmatrix (“Merger Sub”) and Eos SENOLYTIX, Inc., a Delaware corporation (“Eos”), pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, among other things, Merger Sub shall be merged with and into Eos, with Eos continuing as the surviving corporation and wholly owned subsidiary of Pulmatrix (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Subject to the terms and conditions of the Merger Agreement, at the effective time (the “Effective Time”), (A) each then-outstanding share of Eos common stock or preferred stock (collectively, the “Eos Capital Stock”) will be converted into the right to receive a number of shares of Pulmatrix common stock calculated in accordance with the Merger Agreement (the “Exchange Ratio”), (B) each Company Convertible Note (as defined in the Merger Agreement) that is outstanding and unconverted as of immediately prior to the Effective Time shall be converted solely into the right to receive a number of shares of Pulmatrix common stock equal to (x) the number Eos Capital Stock that the holder of such Company Convertible Note would have been entitled to had the Company Convertible Note converted into Eos Capital Stock prior to the Effective Time, multiplied by (y) the Exchange Ratio, (C) each Investor Financing Warrant (as defined in the Merger Agreement), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time, will be converted into and become a warrant to purchase Pulmatrix common stock and may be exercised for such number of shares of Pulmatrix common stock calculated in accordance with the terms of the Merger Agreement, (D) each option or other right to purchase Eos Capital Stock, whether vested or unvested, that is outstanding immediately prior to the Effective Time, shall be converted into an option to purchase shares of Pulmatrix common stock, and may be exercised for such number of shares of Pulmatrix common stock calculated in accordance with the terms of the Merger Agreement, and (E) the CEO RSUs (as defined in the Merger Agreement), whether vested or unvested, that are outstanding immediately prior to the Effective Time, will be converted into and become the appropriate options, restricted stock units, restricted stock, stock appreciation right, or other similar right to purchase, acquire or obtain (as applicable) Pulmatrix common stock and may be exercised for such number of shares of Pulmatrix common stock calculated in accordance with the terms of the Merger Agreement.

Under the Exchange Ratio formula set forth in the Merger Agreement, upon the closing of the merger (the “Closing”), on a pro forma basis and based upon the number of shares of Pulmatrix common stock expected to be issued in the Merger, pre-Merger Eos stockholders, including investors participating in the financings and holders of shares issued in payment of placement agent and M&A advisory fees will own approximately 94% of the combined company and Pulmatrix stockholders will own approximately 6% of the combined company on a fully-diluted basis (excluding any shares reserved for future grants under Pulmatrix’s equity incentive plans).

In connection with the Merger, Pulmatrix will seek the approval of its stockholders to, among other things, (a) issue the shares of Pulmatrix common stock issuable in connection with the Merger pursuant to the rules of Nasdaq, (b) amend its amended and restated certificate of incorporation to change Pulmatrix’s name to “Eos SENOLYTIX, Inc.”, and (c) effect a reverse stock split of Pulmatrix common stock, to the extent applicable and deemed necessary by Pulmatrix and Eos (collectively, the “Pulmatrix Voting Proposals” and such stockholder meeting, the “Pulmatrix Stockholder Meeting”). The Stockholder Meeting shall be held as soon practicable after the date that the Registration Statement (as defined herein) is declared effective under the Securities Act, and in any event, no later than 45 days after the effective date of the Registration Statement.

Each of Pulmatrix and Eos has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (1) using commercially reasonable efforts to obtain the requisite approval of their respective stockholders, (2) non-solicitation of alternative acquisition proposals, (3) the conduct of their respective businesses during the period between the date of signing the Merger Agreement and the Closing, (4) Pulmatrix using commercially reasonable efforts to maintain the existing listing of Pulmatrix common stock on Nasdaq and cause the shares of Pulmatrix common stock to be issued in connection with the Merger to be approved for listing on Nasdaq prior to the Closing and (5) Pulmatrix filing with the U.S. Securities and Exchange Commission (the “SEC”) and causing to become effective a registration statement on Form S-4 to register the shares of Pulmatrix common stock to be issued in connection with the Merger (the “Registration Statement”).

Consummation of the Merger is subject to certain closing conditions, including, among other things, (1) approval by Pulmatrix stockholders of the Pulmatrix Voting Proposals, (2) approval by the requisite Eos stockholders of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, (3) Nasdaq’s approval of the listing of the shares of Pulmatrix common stock to be issued in connection with the Merger, and (4) the effectiveness of the Registration Statement. Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including regarding the accuracy of the representations and warranties of the other party, subject to the applicable materiality standard, and the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the Closing.

The Merger Agreement contains certain termination rights of each of Pulmatrix and Eos. At the Effective Time, the board of directors of Pulmatrix is expected to consist of six members, one of which will be a director designated by Pulmatrix, and the remainder of which will be designated by Eos.

Palladium Capital Group, LLC served as Pulmatrix’s financial advisor in connection with the above transactions.

Support Agreements and Lock-Up Agreements

Concurrently and in connection with the execution of the Merger Agreement, Senotherapeutix, Inc., sole holder of the issued and outstanding shares of Eos Capital Stock has entered into a support agreement with Pulmatrix and Eos to vote all of its shares of Eos capital stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby (the “Eos Support Agreements”).

Concurrently and in connection with the execution of the Merger Agreement, Senotherapeutix, Inc. has entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which, and subject to specified exceptions, Senotherapeutix, Inc. has agreed not to transfer their shares of Pulmatrix common stock for the 180-day period following the Closing.

The preceding summaries of the Merger Agreement, the Eos Support Agreements and the Lock-Up Agreements do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the form of Eos Support Agreement, and the form of Lock-Up Agreement, which are filed as Exhibits 2.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Pulmatrix or Eos or to modify or supplement any factual disclosures about Pulmatrix in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Pulmatrix, Eos, and Merger Sub made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Pulmatrix, Eos or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be modified in important part by the underlying disclosure schedules which are not filed publicly, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.

Pulmatrix Securities Purchase Agreement and Voting Agreement

In connection with the entry into the Merger Agreement, Pulmatrix entered into a Securities Purchase Agreement (the “Pulmatrix Purchase Agreement”), dated as of March 26, 2026, with an affiliate of Eos (the “Buyer”), pursuant to which Pulmatrix agreed to sell to the Buyer an aggregate of 1,000 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), with a stated value of $1,000 per share (the “Stated Value”) and a conversion price of $2.20 per share (the “Pulmatrix Financing”). The closing of the Pulmatrix Financing is expected to occur as soon as practicable and subject to the satisfaction of customary closing conditions. The aggregate gross proceeds from the Pulmatrix Financing are expected to be $1,000,000 and Pulmatrix has agreed that prior to the date of the consummation of the Merger, Pulmatrix shall be permitted to use up to $250,000 of the net proceeds for working capital and other general corporate purposes and shall not use the remainder of the net proceeds, subject to certain exceptions. Pursuant to the terms of the Pulmatrix Purchase Agreement, Pulmatrix has agreed to file as soon as reasonably practicable, and in any event, 60 days following the closing date of the Pulmatrix Financing, a registration statement registering the resale of the shares of Pulmatrix common stock issuable upon conversion of the Series B Preferred Stock.

In connection with the Pulmatrix Financing, the Company and the Buyer entered into a voting agreement (the “Voting Agreement”), pursuant to which the Buyer has agreed to vote, at any annual or special meeting of Pulmatrix called with respect to matters the Board of Directors of Pulmatrix has recommended the stockholders of Pulmatrix to vote in favor of, including but not limited to, any matters as related to the Pulmatrix Voting Proposals to be put forth at the Stockholder Meeting, and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of the Company stockholders with respect to such matter, to vote or cause the holder of record to vote its shares of Series B Preferred Stock, or any shares of Pulmatrix common stock, in favor of providing the requisite stockholder approval. Additionally, pursuant to the terms of the Voting Agreement, the Buyer has agreed that for a period commencing upon the execution of the Pulmatrix Purchase Agreement and ending at the date of termination of the Voting Agreement, the Buyer will not, directly or indirectly transfer, sell, offer, exchange, assign, pledge, convey any legal or beneficial ownership interest in or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer), or encumber any of the shares of Series B Preferred Stock or shares of Pulmatrix common stock, or enter into any contract, option, or other agreement with respect to, or consent to, a transfer of, any such shares or the Buyers voting or economic interest.

The foregoing description of the Pulmatrix Purchase Agreement and Voting Agreement do not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Series B Convertible Preferred Stock

The terms of the Series B Preferred Stock are as set forth in the form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designations”), attached hereto as Exhibit 3.1 to this Current Report on Form 8-K, which was filed with the Secretary of State for the State of Delaware on March 26, 2026, prior to the closing of the Pulmatrix Financing. The Series B Preferred Stock is convertible into the shares of Pulmatrix common stock at the election of the holders of the Series B Preferred Stock (the “Holders”) at any time at an initial conversion price of $2.20 per share (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like (subject to certain exceptions).

Dividends. Holders of the Series B Preferred Stock shall be entitled to receive cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 8% per annum, payable on each Conversion Date (with respect only to Preferred Stock being converted) in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Conversion Price then in effect in accordance with the terms of the Certificate of Designations.

Voting. The holders of the Series B Preferred Stock are entitled to vote upon, in the same manner and with the same effect as the holders of Pulmatrix common stock, voting together with the holders of Pulmatrix common stock as a single class. Subject to the provisions of the Certificate of Designations, each share of Series B Preferred Stock shall entitle the holder thereof to cast that number of votes per share of Series B Preferred Stock as is equal to the stated value of the Series B Preferred Stock, divided by the Conversion Price, and subject to adjustments for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions. As long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designations, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series B Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Optional and Automatic Conversion. Each share of Preferred Stock, plus accrued and unpaid dividend thereon, shall be convertible, at any time and from time to time from and after the date that is 90 days following the initial date of issuance (the “Original Issuance Date”), into that number of shares of Pulmatrix common stock, subject to certain beneficial ownership limitations. Effective as of 5:00 p.m. Eastern time on the fifth business day after the date that is the earlier of (i) the one year anniversary from the Original Issuance Date (ii) the closing date of the Merger, each share of Series B Preferred Stock then outstanding shall automatically convert into a number of shares of Common Stock equal to the Conversion Ratio (as defined in the Certificate of Designations), subject to certain beneficial ownership limitations.

The Pulmatrix Purchase Agreement and the Voting Agreement contain certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the Pulmatrix Purchase Agreement and the Voting Agreement were made solely for the benefit of the parties to the Pulmatrix Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. The Pulmatrix Financing is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Buyer has represented to Pulmatrix that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Series B Preferred Stock are being offered without any general solicitation by Pulmatrix or its representatives.

Eos Securities Purchase Agreement

In connection with the entry into the Merger Agreement, Eos entered into a Securities Purchase Agreement, dated as of March 26, 2026 (the “Eos Purchase Agreement”), with an affiliate of Eos for the purchase and sale of certain convertible promissory notes ( the “Eos Notes” and shares of Eos common stock for up to $18 million (the “Eos Gross Proceeds”) in aggregate gross proceeds in several closings (the “Eos Financing”). Additionally, Eos intends to initiate another private placement for further investment into Eos shortly after the signing of the Merger Agreement, but in any event prior to the closing of the Merger, pursuant to a securities purchase agreement for the purchase of Series A Preferred Stock of Eos (the “Series A Preferred Financing”).

At the initial closing (the “Initial Closing”), each purchaser will deliver to Eos an aggregate of $2,500,000 for certain Initial Bridge Notes (the “Initial Bridge Notes”). Following the Initial Closing, the Company may deliver written notice to the purchasers requiring such purchasers to fund certain Additional Bridge Notes if, prior to the date that is three months following the Initial Closing, Eos has not received aggregate proceeds of $2,500,000 or more from any closings of the Series A Preferred Financing (each, an “Additional Closing”). Upon receipt by the purchasers of written notice from Eos that approval of the Merger Agreement has occurred, each purchaser shall fund its pro rata share of the Eos Gross Proceeds, less the amounts funded in the Initial Closing and any Additional Closing; provided, however, that if, as of the date of such notice, Eos has received aggregate proceeds from the Series A Preferred Financing equal to or greater than $15,500,000, the purchasers shall have no obligation to fund any amounts pursuant to the terms of the Eos Purchase Agreement.

The Eos Notes have a maturity date that is 18 months following the date of the issuance of the Initial Bridge Notes (the “Maturity Date”) and accrue interest at a rate of 8%. In the event that the Merger has not been consummated prior to the Maturity Date, the Company may, in its sole discretion, elect to convert the outstanding principal balance and all accrued and unpaid interest on the Eos Notes into shares of Eos common stock upon the earlier of: (a) the closing of an IPO; or (b) the closing of a Next Equity Financing (as defined in the Eos Purchase Agreement). Eos may, in its sole discretion, prepay all (but not less than all) of the outstanding principal balance and all accrued and unpaid interest on all outstanding Eos Notes, subject to proper notice. The Eos Notes contain certain customary events of default, and upon the occurrence and during the continuance of any event of default, the outstanding principal balance of the Eos Notes shall bear interest at a rate equal to 15% per annum.

Per the terms of the Merger Agreement, each Eos Note that is outstanding and unconverted as of immediately prior to the Effective Time shall be converted solely into the right to receive a number of shares of Pulmatrix common stock equal to (x) the number Eos Capital Stock that the holder of such Eos Note would have been entitled to had the Eos Note converted into Eos Capital Stock prior to the Effective Time, multiplied by (y) the Exchange Ratio. The Eos Agreement and Eos Notes additionally contain certain customary representations, warranties and covenants customary for transactions of such nature.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 26, 2026, Pulmatrix and Eos issued a joint press release announcing the execution of the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits filed or furnished herewith contain forward-looking statements (including within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act) concerning Pulmatrix, Eos, the proposed transactions and other matters. These forward-looking statements include express or implied statements relating to the structure, timing and completion of the proposed Merger; the combined company’s listing on Nasdaq after closing of the proposed Merger; expectations regarding the ownership structure of the combined company; the expected executive officers and directors of the combined company; each company’s and the combined company’s expected cash position at the closing of the proposed Merger and cash runway of the combined company; Pulmatrix’s ability to divest its assets; the expected contribution and potential payment of dividends in connection with the Merger, including the timing thereof; the future operations of the combined company; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company; anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for enrollment, data and other clinical results; the combined company having sufficient resources to advance its pipeline candidates; and other statements that are not historical fact. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Pulmatrix, Eos or the proposed transactions will be those that have been anticipated.

The forward-looking statements contained in this communication are based on current expectations and beliefs concerning future developments and their potential effects and therefore subject to other risks and uncertainties. These risks and uncertainties include, but are not limited to, risks associated with the possible failure to satisfy the conditions to the closing or consummation of the Merger, including Pulmatrix’s failure to obtain stockholder approval for the Merger, risks associated with the uncertainty as to the timing of the consummation of the Merger and the ability of each of Pulmatrix and Eos to consummate the transactions contemplated by the Merger, risks associated with Pulmatrix’s continued listing on Nasdaq until closing of the Merger, the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the Merger; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger prior to the closing or consummation of the Merger, risks associated with the possible failure to realize certain anticipated benefits of the Merger, including with respect to future financial and operating results; the effect of the completion of the Merger on the combined company’s business relationships, operating results and business generally; risks associated with the combined company’s ability to manage expenses and unanticipated spending and costs that could reduce the combined company’s cash resources; risks related to the combined company’s ability to correctly estimate its operating expenses and other events; changes in capital resource requirements; risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance its product candidates or its preclinical programs; the outcome of any legal proceedings that may be instituted against the combined company or any of its directors or officers related to the Merger Agreement or the transactions contemplated thereby; the ability of the combined company to obtain, maintain and protect its intellectual property rights, in particular those related to its product candidates; the combined company’s ability to advance the development of its product candidates or preclinical activities under the timelines it anticipates in planned and future clinical trials; the combined company’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; the combined company’s ability to realize the anticipated benefits of its research and development programs, strategic partnerships, licensing programs or other collaborations; regulatory requirements or developments and the combined company’s ability to obtain necessary approvals from the U.S. Food and Drug Administration or other regulatory authorities; changes to clinical trial designs and regulatory pathways; competitive responses to the Merger and changes in expected or existing competition; unexpected costs, charges or expenses resulting from the Merger; potential adverse reactions or changes to business relationships resulting from the completion of the Merger; legislative, regulatory, political and economic developments. A discussion of these and other factors, including risks and uncertainties with respect to Pulmatrix, is set forth in Pulmatrix’s filings with the SEC, including its most recent Annual Report on Form 10-K, as may be supplemented or amended by Pulmatrix’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as discussions of potential risks, uncertainties, and other important factors included in other filings by Pulmatrix from time to time, any risk factors related to Pulmatrix or Eos made available to you in connection with the proposed transactions, as well as risk factors associated with companies, such as Eos, that operate in the biopharma industry. Should one or more of these risks or uncertainties materialize, or, should any of Pulmatrix’s or Eos’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Neither Pulmatrix nor Eos undertakes or accepts any duty to release publicly any updates or revisions to any forward-looking statements. This Current Report on Form 8-K does not purport to summarize all of the conditions, risks and other attributes of an investment in Pulmatrix or Eos.

No Offer or Solicitation

This Current Report on Form 8-K and the exhibits filed or furnished herewith are not intended to and do not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the proposed transactions or (ii) an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS CURRENT REPORT ON FORM 8-K AND THE EXHIBITS FILED OR FURNISHED HEREWITH ARE TRUTHFUL OR COMPLETE.

Important Additional Information about the Proposed Transactions Will be Filed with the SEC

This Current Report on Form 8-K and the exhibits filed or furnished herewith are not substitutes for the registration statement or for any other document that Pulmatrix may file with the SEC in connection with the proposed transactions. In connection with the proposed transactions, Pulmatrix intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a proxy statement/prospectus of Pulmatrix. PULMATRIX URGES INVESTORS AND STOCKHOLDERS TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PULMATRIX, EOS, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed by Pulmatrix with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Stockholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Proposed Transactions. In addition, investors and stockholders should note that Pulmatrix communicates with investors and the public using its website (https://www.pulmatrix.com/investors.html/).

Participants in the Solicitation

Pulmatrix, Eos and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transactions. Information about Pulmatrix’s directors and executive officers, including a description of their interests in Pulmatrix, is included in Pulmatrix’s most recent Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026, subsequent Quarterly Reports on Form 10-Q filed with the SEC, including any information incorporated therein by reference, as filed with the SEC, and other documents that may be filed from time to time with the SEC. Additional information regarding these persons and their interests in the proposed transaction will be included in the proxy statement/prospectus relating to the proposed transactions when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger and Reorganization, dated as of March 26, 2026, by and among Pulmatrix, Inc., PUOS Merger Sub, Inc., and Eos SENOLYTIX, Inc.
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, filed on March 26, 2026
10.1	Form of Support Agreement
10.2	Form of Lock-Up Agreement
10.3	Form of Securities Purchase Agreement, dated as of March 26, 2026, by and between the Company and the investor named therein.
10.4	Form of Voting Agreement, dated as of March 26, 2026, by and between the Company and the holder named therein.
99.1	Joint Press Release, issued on March 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulmatrix, Inc.

Date:	March 27, 2026	By:	/s/ Peter Ludlum
Peter Ludlum Interim Chief Executive Officer and Interim Chief Financial Officer